FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Present at Upcoming June Investor Conferences

STIFEL 2023 Cross Sector Insight Conference – June 6, 2023

Evercore ISI 3rd Annual Consumer and Retail Conference - June 14, 2023

Jefferies Consumer Conference – June 20-21, 2023

BOCA RATON, FL, June 5, 2023/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced the company will present at upcoming investor conferences including; STIFEL 2023 Cross Sector Insight Conference, Evercore ISI 3rd Annual Consumer and Retail Conference and the Jefferies Consumer Conference.

STIFEL 2023 Cross Sector Insight Conference

Date: June 6, 2023

Fireside Chat: June 6, 2023 @ 2:25 pm ET

Presentation webcast link:

https://wsw.com/webcast/stifel80/register.aspx?conf=stifel80&page=celh&url=https://wsw.com/webcast/stifel80/celh/2060740

Evercore ISI 3rd Annual Consumer and Retail Conference

Date: June 14, 2023

Fireside Chat Presentation: June 14, 2023 @ 2:45 pm ET

Presentation webcast link:

https://wsw.com/webcast/evercore36/register.aspx?conf=evercore36&page=celh&url=https://wsw.com/webcast/evercore36/celh/2332528

Jefferies Consumer Conference:

Date: June 21-22, 2023

Investor Presentation link:

https://celsiusholdingsinc.com/investor-presentation/

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Investor Relations:

investorrelations@celsius.com
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com